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Exhibit 99.1

     Certification of Chief Executive Officer and Chief Financial Officer

   I, Joseph L. von Rosenberg III, certify that the Annual Report of Omega Protein Corporation on Form 10-K for the annual period ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

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                   By:    /S/  JOSEPH L. VON ROSENBERG III
                          ----------------------------
                   Name:  Joseph L. von Rosenberg III
                   Title: President and Chief Executive Officer
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   I, Robert W. Stockton, certify that the Annual Report of Omega Protein
Corporation on Form 10-K for the annual period ended December 31, 2002 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. (S) 78m or (S) 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

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                    By:    /S/  ROBERT W. STOCKTON
                           ----------------------------
                    Name:  Robert W. Stockton
                    Title: Executive Vice President and Chief
                             Financial Officer
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